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                                 Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS



      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (S-4) and related Prospectus of Key Production Company, Inc. and Joint Proxy Statement of Key Production Company, Inc. and Brock Exploration Corporation and to the incorporation by reference therein of our report dated March 1, 1995, with respect to the consolidated financial statements of Brock Exploration Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                 /s/ ERNST & YOUNG LLP
                     ERNST & YOUNG LLP


New Orleans, Louisiana

February 12, 1996